Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Sonoma Pharmaceuticals, Inc. on Form S-3 (File No. 333-221477), Form S-8 (333-262144), Form S-8 (File No. 333-228898), Form S-8 (File No. 333-219058), Form S-8 (File No. 333-214760), Form S-8 (File No. 333-205171), Form S-8 (File No. 333-171412), Form S-8 (File No. 333-182263), Form S-8 (File No. 333-195530), Form S-8 (File No. 333-194314), Form S-8 (File No. 333-163988) and Form S-3 (File No. 333-250925) of our report dated July 13, 2022, which includes an explanatory paragraph as to the company’s ability to continue as a going concern with respect to our audit of the consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries as of March 31, 2022 and for the year then ended, which report is included in this Annual Report on Form 10-K of Sonoma Pharmaceuticals, Inc. for the year ended March 31, 2022.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

July 13, 2022